Exhibit 10.5

SERVICE CONTRACT
FOR DAIRY PRODUCTS

(Ref. MPFI-ROKA/03-2015/01)

1.	Parties

This Contract is made this 25th day of March 2015 between:

M-Power Food Industries Pte Ltd a company having its principal place of business at 76 Playfair Road, #03-06 LHK2 Building, 367996 Singapore (the “Service Provider”)

Service Provider’s bank:

**

And

Roka Group Holdings Limited a company having its principal place of business at ** China (the “Client”).

2.	Background

WHEREAS, Service Provider has expertise in the production of formulated dairy products and is willing to provide ** to Client concerning **.

WHEREAS, Client desires to obtain ** from the Service Provider in order to **.

NOW THEREFORE, the parties, in consideration of the mutual covenants and agreements to be performed as set forth in this contract, the receipt and sufficiency of which consideration are hereby acknowledged, hereby agree as follows.

3.	Scope of Supply of Services:

Transfer of ** producing formulated powdered milk, inclusive of ** in Singapore and technical maintenance.

4.	Assignment Prohibited

Client’s ** obtained from Service Provider under this Contract shall not be assigned, passed or sold to any third party by the Client without the prior written approval of the Service Provider, and an attempted assignment by the Client may, at the sole discretion of the Service Provider, be sufficient cause for termination of this Contract. In addition, Service Provider may at its sole discretion terminate this Contract upon a corporate merger or other consolidation by the Client

**            Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

5.	Technical Information, Know-how

(a)  Client hereby acknowledges that the ** provided by the Service Provider are the property of the Service Provider. Client hereby agrees to treat such ** as confidential.

(b) Client shall during the term of this Contract and after termination thereof, execute such documents as Service Provider may request from time to time to ensure that all **, right, title and interest in reside with Service Provider.

(g) The terms and conditions of this clause 5 shall survive any termination of this Contract.

6.	Contract Value and Payment Terms

In consideration of all the services and rights supplied to Client hereunder as more fully specified in Item 3 Scope of Supply of Services above, Client shall pay to Service Provider a total amount of US$3,750,000.00 as per the following schedule:

**

7.	Implementation Period

This Contract shall be implemented within a period of 3 months from January to March 2015. It may be extended upon agreement between the Service Provider and the Client.

8.	Relationship of the Parties

The relationship of the Client to Service Provider is that of independent contractors, and neither Buyer nor its employees or agents are employees of the Service Provider. This Contract does not constitute a joint venture or grant of a franchise between Service Provider and Client.

9.	Merger

This Contract constitutes the entire understanding of the parties, all prior understandings having been merged herein. This Contract may only be amended only by a writing signed by both parties to this Contract.

10.	Notices

All notices regarding this Contract shall be in writing and shall be deemed delivered on the earlier date: (1) if sent by e-mail, delivery or mail when actually received and acknowledged; or (2) 5 days after mailing by certified or registered mail, return receipt requested.

**            Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions

11.	Choice of Law

This Contract shall be governed by British law. Furthermore, the parties hereby agree that any action or proceeding arising out of or relating to this Contract shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce.

12.	Indemnification of the Seller

Client shall defend and indemnify the Service Provider and hold the Service Provider harmless from any and all claims, damages, and reasonable attorney’s fees and related expenses arising from the use of Service Provider’s **. The provisions of this clause shall survive the termination of this Contract for a period of two (2) years.

13.	Execution

Each party has read this Contract in its entirety and understands its terms and consequences. Each of the undersigned hereby represents that he or she has the authority to enter into this Contract.

IN WITNESS WHEREOF the Service Provider and Client have executed this Contract as of the date first written above.

Service Provider:	M-POWER FOOD INDUSTRIES PTE. LTD.

Authorized Signatory:

Client:	ROKA GROUP HOLDINGS LTD

Authorized Signatory:

Date:

**            Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions